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                                                                    EXHIBIT 10.6



                            Asset Purchase Agreement


         ASSET PURCHASE AGREEMENT, dated as of October 10, 2002 (this "Agreement"), by and between Access Integrated Technologies, Inc., a Delaware corporation (the "Purchaser"), Ronald Stafford, Scott Wilmont (the "Stockholders") and R.E. Stafford, Inc. d/b/a ColoSolutions, a Florida corporation, and Colo Solutions Global Services, Inc., a Florida corporation (each shall be referred to as the "Seller" and collectively as the "Sellers").

         WHEREAS, the Sellers are engaged in the business of operating colocation facilities located at the Leased Properties (as defined in Section 1.1(a) below), at which the Sellers' customers, including KMC Telecom VI LLC, install their own computer and telecommunication equipment in a secure environment and connect to internet and telecommunication networks (the "Business");

         WHEREAS, the Purchaser desires to purchase, and obtain the assignment of, from the Sellers, and the Sellers desire to sell, convey, assign and transfer to the Purchaser, the Purchased Assets, upon the terms and subject to the conditions set forth below; and

         WHEREAS, the Purchaser, the Stockholders and the Sellers hereto desire to enter into certain agreements and arrangements ancillary to this Agreement.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties, each intending to be legally bound hereby, agree as set forth below:


                                   ARTICLE I.
                               PURCHASE AND SALE

         1.1. Purchase and Sale of Assets. At the Closing (as defined in Section 1.5(a) below), the Sellers shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase and accept from the Sellers, all of the Sellers' rights, title and interests in and to the Purchased Assets, free and clear of all mortgages, security interests, charges, encumbrances, liens, assessments, covenants, claims, Commissions (as defined in Section 2.9 hereof), title defects, pledges, encroachments and burdens of every kind or nature whatsoever ("Encumbrances") except as provided for in Section 1.3 (c) hereof with respect to the Generator Leases, as defined in Section 1.3 below. The term "Purchased Assets" means all of the assets, properties, rights, contractual rights and claims of the Sellers in respect of the Business, tangible or intangible, known or unknown, including, but not limited to, the following:

         (a) The leasehold interest of the Sellers in and to those certain colocation facilities (collectively, the "Datacenters") constructed and/or operated by the Sellers at the locations set forth below (the "Leased Properties"):

         o Little Rock, AR - 124 West Capitol, Suite 106
         o Manchester, NH - 1100 Elm St. (1 Wall St.), Suite 100
         o Portland, ME - 338-340 Cumberland Avenue, Suite 101
         o Roanoke, Virginia - 26 Church Avenue, SW

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o Waco, TX - 100 North 6th St., Suite 202
o Wichita, KS - 125 North Market, Suite 210


         (b) Subject to Section 4.8 hereof, all right, title and interest of the Sellers under the lease agreements in respect of the Leased Properties (the "Leases"), each as more specifically set forth on Schedule 2.13(a) hereto.

         (c) All leasehold improvements constructed and/or installed by the Sellers and located at the Leased Properties as of the date hereof (the "Improvements"), each as more specifically set forth on Schedule 2.13(a) hereto;

         (d) All fixtures, furniture, machinery, computers, equipment and other tangible personal property owned by the Sellers and currently located at the Leased Properties, including the items set forth on Schedule 1.1(d) hereto;

         (e) All rights, title and interest of the Sellers in and to the build-out of each of the Datacenters, including, without limitation, any and all racks, wiring, cages, power-distribution equipment, cabling and fuse panels, each as more specifically set forth on Schedule 1.1(e) hereto;

         (f) All customer contracts, licenses and agreements, including, without limitation, those certain agreements, dated as of April 11, 2002, by and between KMC Telecom VI LLC ("KMC") and the Seller or Sellers (the "KMC Agreement(s)"), each as more specifically set forth on Schedule 2.12 hereto (collectively, the "Assumed Colocation Agreements"), and any customer security deposits, letters of credit or pre-paid service charges and all rights and claims thereunder;

         (g) All rights under all warranties, representations, and guarantees made by suppliers, manufacturers, and contractors;

         (h) All rights under confidentiality, nondisclosure and similar agreements related to the Purchased Assets;

         (i) All books and records of the Sellers relating to the Purchased Assets and/or the Business at the Leased Properties, including, without limitation, any and all information with regard to customers at the Datacenters, data processing records, employment and personnel records, records relating to suppliers, supplier lists, cost information, vendor data, specifications and drawings, correspondence and lists, product literature, artwork, design, development and manufacturing files, quality records and other data in respect thereof ("Books and Records");

         (j) All operations manuals, methods and procedures to the extent the same relate to the Purchased Assets and/or the Datacenters; and

         (k) Any interest in and to any refund of taxes relating to the Purchased Assets or the operations of the Datacenters to the extent such taxes are for, or applicable to, any taxable period (or portion thereof) beginning after the Closing Date.

         1.2. Retained Assets. Notwithstanding the foregoing, the Sellers shall retain, and the Purchased Assets shall not include, the following assets (the "Retained Assets"): (i) the consideration to be delivered to the Sellers pursuant to this Agreement; (ii) all other assets of the Sellers other than the Purchased Assets; (iii) the Sellers' other rights under this Agreement or pursuant to any of the Transaction Documents (as defined in Section 2.2 hereof);
(iv) each of the Seller's corporate charter, minute books, stock transfer books, seal and other documents relating solely to the organization, maintenance and existence of each of the Sellers as a corporation; (v) all claims, causes of action and judgments in respect of any litigation matter and/or the Retained Liabilities (as defined in Section 1.3 hereof); and (vi) all of the Sellers' cash in banks, cash equivalents, bank and mutual fund accounts, trade and other notes and accounts receivable, to the extent attributable to periods preceding the Closing (subject to Section 4.10 hereof).

                                      -2-
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         1.3. Assumed Liabilities; Retained Liabilities. At the Closing, the
Purchaser shall assume from the Sellers and undertake to discharge only those obligations of the Sellers arising from and after the Closing under (a) each of the Assumed Colocation Agreements; (b) each of the Leases, subject to the Sellers' ability, in accordance with Section 4.8 hereof, to obtain a Lease Assignment for each of such Leases; and (c) the Generator Lease/Purchase Agreements, dated July 31, 2001, January 24, 2001, May 17, 2001, and October 1, 2002 by and between Caterpillar Finance and the Seller or Sellers (the "Generator Leases"), true and complete copies of which are attached hereto as Exhibit A, subject to the Sellers' payment of the monthly payment due and owning as of October 2002 (the "October Generator Payment") under the Generator Leases (collectively, the "Assumed Liabilities"); provided, however, that the liabilities and obligations set forth in clauses (a), (b) and (c) of this
Section 1.3 that arise, or are deemed to have arisen, as a result of any default, breach or violation of such Agreements or Leases by the Sellers prior to the Closing shall specifically not be, or deemed not to be, part of the Assumed Liabilities and shall be included as part of the Retained Liabilities. Other than the Assumed Liabilities, the Purchaser does not and shall not assume or in any way be liable or responsible for or undertake to pay, perform, satisfy or discharge any other liabilities, commitments, debts or obligations, whether known or unknown, relating to the Business or not, presently existing or hereafter arising, disclosed or undisclosed, absolute, contingent, inchoate, fixed or otherwise, of the Sellers (the "Retained Liabilities") and the Sellers shall pay, perform, discharge or satisfy, when due, in accordance with Section
4.6 hereof, all of the Retained Liabilities.

         1.4. Purchase Price. The aggregate purchase price for the Purchased Assets shall consist of the Purchaser's (i) payment of Three Million and Two Hundred Fifty Thousand dollars ($3,250,000.00), and (ii) assumption of the Assumed Liabilities (collectively, the "Purchase Price").

         1.5. Closing.

         (a) Closing. The transfer of the Purchased Assets and the assumption of the Assumed Liabilities contemplated hereby shall be deemed to take place at a closing (the "Closing") at the offices of Kirkpatrick & Lockhart LLP, 599 Lexington Avenue, New York, New York 10022, on or about October 31, 2002 (the "Closing Date"), or on such other date as the Purchaser and the Sellers may mutually agree to in writing, subject to the termination provisions set forth in
Section 6.1 hereof.

         (b) Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver the following:

                  (i) A wire transfer of federal funds in accordance with
         Section 1.4 pursuant to complete wire transfer instructions delivered by Sellers to Purchaser in writing at least five days prior to Closing.

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                  (ii) An instrument of assumption in form and substance
         reasonably satisfactory to the Seller;

                  (iii) A certified copy of resolutions of the Purchaser, providing authority for the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

                  (iv) A certificate, dated the Closing Date, executed on behalf of the Purchaser by a duly authorized officer of the Purchaser, to the effect that the Purchaser has fulfilled the conditions specified in Sections 5.2(a), 5.2(b) and 5.2(c); and

                  (v) Such other instruments or documents as may be reasonably necessary or appropriate to carry out the transactions contemplated hereby.

         (c) Deliveries by the Seller. At the Closing, the Sellers and/or the Stockholders, as applicable, shall deliver the following:

                  (i) A general assignment and bill of sale for the Purchased Assets in form and substance reasonably satisfactory to the Purchaser;

                  (ii) The Lease Assignment(s) (as defined in Section 4.8 hereof) and Estoppel Certificate(s) (as defined in Section 4.4 hereof) or the New Lease(s) (as defined in Section 4.8 hereof), as applicable;

                  (iii) The Assignments of the Assumed Colocation Agreements (as defined in Section 5.1(h) hereof) and any consents necessary to effectuate the transactions contemplated hereby;

                  (iv) The Releases and/or Commission Releases (each, as defined in Section 4.5 hereof), as applicable;

                  (v) Written evidence reasonably satisfactory to the Purchaser of the Sellers' payment of the October Generator Payment;

                  (vi) Any necessary payoff and release letters from creditors of the Sellers together with UCC-3 termination statements with respect to any financing statements filed against the Purchased Assets;

                  (vii) A certificate signed by a duly authorized officer of the Seller, providing authority for the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

                  (viii) An opinion of counsel to the Sellers in form and reasonably satisfactory to the Purchaser;

                  (ix) A certificate, dated the Closing Date, executed on behalf of each of the Sellers by a duly authorized officer of the Seller, to the effect that the conditions specified in Sections 5.1(c), 5.1(d), 5.1(e) and 5.1(f) have been fulfilled; and

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                  (x) Such other instruments or documents as may be reasonably necessary or appropriate to carry out the transactions contemplated hereby.

         (d) Closing Agreements. At the Closing, the parties shall (or shall cause the appropriate party to) execute, acknowledge and deliver such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated by this Agreement and to comply with the terms hereof.

         1.6. Allocation of Purchase Price. The Purchase Price shall be allocated as follows: Equipment of $840,000.00 and Goodwill of $2,688,280.00. The Purchaser and the Sellers shall report the Federal, state and local income and other tax consequences of the purchase and sale contemplated hereby in a manner consistent with such allocation and shall not take any position inconsistent therewith upon examination of any tax return, in any refund claim, in any litigation, or otherwise.

         1.7. Proration of Expenses. All accrued expenses associated with the Leases and/or the Business, such as electricity, gas, water, sewer, telephone, property taxes, security services and similar items, shall be prorated between the Purchaser and the Sellers as of the Closing Date.

         1.8. Passage of Title. Title to all of the Purchased Assets shall pass from the Sellers to the Purchaser at the Closing, subject to the terms and conditions of this Agreement. The Purchaser assumes no risk of loss to any of the Purchased Assets prior to the Closing.



                                   ARTICLE II.
                         REPRESENTATIONS AND WARRANTIES
                       OF THE SELLERS and the stockholders

         The Sellers and the Stockholders each hereby represents and warrants to the Purchaser as follows:

         2.1. Due Organization and Qualification. Each of the Sellers is a corporation duly incorporated, validly existing and in good standing under the laws of Florida. Each of the Sellers has all corporate power and authority to carry on the Business as now conducted (and as conducted at the Closing). Each of the Sellers is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of the Business or the locations of the Leased Properties requires such qualification, except where the failure to do so would not have a material adverse effect on the Business or the Sellers' operations, assets or condition (financial or otherwise).

         2.2. Power and Authority. Each of the Sellers has the requisite corporate power and authority, and the Stockholders are legally competent to, execute and deliver this Agreement and all other agreements, schedules, exhibits, documents and instruments contemplated by this Agreement (collectively, the "Transaction Documents") and to perform its obligations hereunder and thereunder. The execution, delivery and performance of the Transaction Documents and the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Seller. Each of the Transaction Documents has been duly executed and delivered by the Sellers and the Stockholders and is, or will be, the valid and binding obligation of the Sellers and/or the Stockholders, as the case may be, enforceable against the Sellers and the Stockholders, as applicable, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect generally affecting the enforcement of creditors' rights, specific performance, injunctive or other equitable remedies. When executed and delivered by the Sellers and the Stockholders at the Closing, each of the Transaction Documents will be the valid and binding obligation of the Sellers and the Stockholders, enforceable against the Sellers and the Stockholders, as applicable, in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect generally affecting the enforcement of creditors' rights, specific performance, injunctive or other equitable remedies.

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         2.3. Compliance with Laws. Each of the Sellers is in compliance in all material respects with all Federal, state, local and foreign laws, statutes, ordinances, regulations, orders, judgments, injunctions, awards or decrees (collectively, "Laws") applicable to it or any of its properties or operations. The Sellers have not received any notice from any foreign, domestic, Federal, state or local governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization, or any regulatory administrative or agency, or political or other subdivision, department or branch of any of the foregoing (a "Governmental Authority") of a material violation or alleged material violation of any Law by it. The Sellers have all licenses, permits, consents, orders, approvals or other authorizations issued or granted by any Governmental Authority currently required under any law (the "Permits") for the conduct of the Business and operation of each of the Datacenters. The Permits are in full force and effect. The Sellers are in compliance with all Permits, except where the failure to so comply has not had, and could not reasonably be expected to have, a material adverse effect on the Business, the Purchased Assets or the Leased Properties. The Sellers or the Stockholders have not received written notice from any Governmental Authority of any pending or threatened investigations or surveys that could reasonably be expected to result in (a) the loss or revocation of any Permit or (b) the suspension or cancellation of any Permit.

         2.4. No Breach; Consents. Neither the execution and delivery of this Agreement or any of the Transaction Documents to which the Sellers and the Stockholders are or are to become a party, the consummation of the transactions contemplated hereby or thereby nor the compliance with or fulfillment of the terms, conditions or provisions hereof or thereof by the Sellers or the Stockholders will: (i) contravene any provision of any certificate or articles of incorporation or by-laws (the "Governing Documents") of the Seller; (ii) conflict with, result in a breach of, constitute a default or an event of default (or an event that might, with the passage of time or the giving of notice or both, constitute a default or event of default) under any of the terms of, result in the termination of, result in the loss of any right under, or give to any other person or entity the right to cause such a termination of or loss under, any of the Assumed Colocation Agreements or any other contract, agreement or instrument by which any of the Purchased Assets may be bound or affected;
(iii) result in the creation, maturation or acceleration of any of the Assumed Liabilities or any other liability of the Sellers affecting any of the Purchased Assets (or give to any other Person (as defined below) the right to cause such a creation, maturation or acceleration); (iv) violate any Laws or violate any judgment or order of any Governmental Authority to which the Sellers are subject and by which any of the Purchased Assets or Datacenters may be bound or affected; or (v) result in the creation or imposition of any Encumbrance upon any of the Purchased Assets or any of the Datacenters or give to any other Person any interest or right therein. The term "Person" means an individual, partnership (general or limited), corporation, joint venture, business trust, limited liability company, cooperative, association or other form of business organization, trust, estate or any other entity. Except for the consent of each of the landlords of the Leased Properties (each, a "Landlord" and collectively, the "Landlords") to the Lease Assignment, (each, a "Landlord's Consent" and collectively, the "Landlords' Consents"), no consent, approval or authorization of, or registration or filing with, any person or entity or Governmental Authority is required in connection with the execution and delivery by the Sellers or the Stockholders of this Agreement, the Assumed Colocation Agreements or any of the Transaction Documents to which the Sellers or the Stockholders are or are to become a party pursuant to the provisions hereof or the consummation by the Sellers and the Stockholders of the transactions contemplated hereby or thereby.

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         2.5. Condition of Assets; Business; Title. The Purchased Assets have been maintained in accordance with good business practice, are in good working order and are reasonably suitable for the purposes for which they are used in the Business. The Purchased Assets are all located at the Datacenters and constitute, and on the Closing Date will constitute, all of the assets that are necessary for the Purchaser to operate the Business in substantially the same manner as such operations have heretofore been conducted through the date hereof. The Improvements represent all improvements or alterations made at the Datacenters. Except as set forth on Schedule 2.5 hereto, including the Landlord's Consent, the Sellers have good, marketable and exclusive title to all of the Purchased Assets, free and clear of all Encumbrances and, upon the consummation of the transactions contemplated hereby and the Transaction Documents, the Purchaser will acquire good, marketable and exclusive title to all of such Purchased Assets, free and clear of all Encumbrances.

         2.6. Sellers' Financial Information. The revenues for the Datacenters for the three- (3) month period ended June 30, 2002, as reflected on Schedule 2.6(a) hereto (the "Revenues"), and the expenses for the Datacenter for the three- (3) month period ended June 30, 2002, as reflected on Schedule 2.6(b) hereto (the "Expenses"), have been prepared in accordance with United States generally accepted accounting principles ("GAAP") and fairly present in all material respects the financial condition, Revenues, Expenses and results of operations of the Sellers in respect of the operation of each of the Datacenters in the ordinary course of business as of the dates and for the periods indicated thereby. The Revenues do not, nor will the revenues reflected in the Updated Revenues and Expenses (as defined in Section 4.9 hereof), reflect any accounts receivable of the Sellers in respect of transactions that are more than ninety
(90) days past due, unless such customer has made a payment within thirty (30) days from the date hereof.

         2.7. Accounts Receivable. Schedule 2.7 hereto sets forth a true and complete list of all accounts receivable, together with any unpaid interest or fees accrued thereon or other amounts due with respect thereto, of the Sellers in respect of the Datacenters as of August 31, 2002 (the "Accounts Receivable"). Each of the Accounts Receivable arose (i) pursuant to the Assumed Colocation Agreements and (ii) from bona fide transactions in the ordinary course of business consistent with the Sellers' past practices. To the knowledge of the Sellers and the Stockholders, there are no setoffs or counterclaims in respect of such Accounts Receivable.

         2.8. Litigation. Except as set forth on Schedule 2.8 hereto, there are no suits or actions, administrative, arbitration or other proceedings or governmental investigations pending or, to Sellers' knowledge or the Stockholders' knowledge, threatened against or affecting any of the Purchased Assets or the Assumed Liabilities or the transactions contemplated by any of the Transaction Documents. There are no judgments, orders, injunctions, decrees or awards against the Sellers in respect of the Purchased Assets or the Assumed Liabilities that are not satisfied or remain outstanding or that would prohibit the execution and delivery of any of the Transaction Documents. The Sellers have received no written claim that has not been resolved regarding any breach of warranty, product liability or infringement relating to the Business, the Purchased Assets or the Datacenters.

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         2.9. Absence of Undisclosed Liabilities. Except as set forth on
Schedule 2.9 hereto, the Sellers do not have any liabilities, commitments or obligations (including any commissions that are owed by the Sellers or will become due by Sellers to any third party in respect of the Purchased Assets ("Commissions")), whether accrued, absolute, contingent, continuing, future or otherwise, affecting the Business or any of the Purchased Assets.

         2.10. Absence of Certain Changes. Since May 31, 2002, the Sellers have conducted the Business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing sentence, since May 31, 2002, except as set forth on Schedule 2.10 hereto, there has not been any:
(i) material adverse change in the earnings, revenues, Purchased Assets, Accounts Receivable, Assumed Liabilities, Business, colocation customers or earning power or prospects in respect of the Business, Purchased Assets or the Datacenters; (ii) damage or destruction to or loss of any of the Purchased Assets or any portion of the Datacenters, whether or not covered by insurance;
(iii) creation of any Encumbrance on any of the Purchased Assets or the Datacenters; (iv) sale, transfer, lease, license or other disposition of any of the Purchased Assets (other than inventory in the ordinary course of business consistent with past practice); (v) any failure to pay, perform, discharge or satisfy, when due, any of the obligations set forth in clauses (i), (ii) and
(iii) of Section 1.3 hereof; (vi) creation, termination or amendment of, or waiver of any right under, any of the Assumed Colocation Agreements or the Leases; (vii) other than as contemplated by this Agreement or commitment by the Sellers or the Stockholders to do any of the foregoing; or (viii) any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding-up or liquidation proceeding in respect of the Seller.

         2.11. Taxes. The Sellers have no liability for any tax in respect of the Purchased Assets or the Business.

         2.12. Assumed Colocation Agreements; Compliance. Set forth on Schedule
2.12 hereto is a true and complete list and a brief description of each of the Assumed Colocation Agreements, and any customer security deposits, letters of credit or pre-paid service charges and all rights and claims thereunder. Each of the Assumed Colocation Agreements is legal, valid, binding and enforceable and is in full force and effect and is validly assignable to Purchaser. The Sellers have performed all material obligations required to be performed by it under each of the Assumed Colocation Agreements and is not in breach or default, and is not alleged to be in breach or default, in any respect thereunder, and no event has occurred (including the assignment of the Assumed Colocation Agreements) and no condition or state of facts exists (or would exist upon the giving of notice or the lapse of time or both) that would become or cause a breach, default or event of default thereunder, would give to any person or entity the right to cause such a termination or would cause an acceleration of any obligation thereunder. Provided that the Sellers obtain all consents required to be obtained from the other party or parties to the Assumed Colocation Agreements by virtue of execution and delivery of this Agreement or the consummation of the transactions contemplated hereby in order to avoid termination thereof, a breach or default thereunder or any other material change or modification to the terms thereof, the consummation of the transactions contemplated hereby will not cause, or result in, a default of, termination of, or acceleration of any rights (including change of control payments) under any of the Assumed Colocation Agreements. Except as set forth on Schedule 2.12 hereto, no consent or approval of any Person is necessary to assign to the Purchaser, on the terms of the Transaction Documents, any and all rights and interests of the Sellers in the Assumed Colocation Agreements. The Sellers have delivered to the Purchaser true and complete copies of each of the written Assumed Colocation Agreements. Except as set forth on Schedule 2.12 hereto, all payments due to the Sellers by the Datacenter customers under the Assumed Colocation Agreements are, as of the date hereof, current. Neither the Sellers nor the Stockholders are currently renegotiating any of the Assumed Colocation Agreements nor have the Sellers or the Stockholders received any notice of non-renewal, intent to terminate or any other modification that would adversely affect the rights of the Sellers with respect to any of the Assumed Colocation Agreements. Neither the Sellers nor the Stockholders have any reason to believe that any of the Datacenter customers under the Assumed Colocation Agreements would not continue after the Closing under the same terms and provisions thereunder. Except for the Assumed Colocation Agreements and the Leases, there are no other agreements, contracts or understandings that are material to the Business.

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         2.13. Leased Properties.

         (a) Schedule 2.13(a) hereto contains an accurate list and description of all of the Sellers' leasehold interest in the Leased Properties and all of the Improvements used in or necessary to conduct the operations of the Business at each of such Leased Properties.

         (b) Except as set forth on Schedule 2.13(b) hereto, the Sellers have good and valid title to the leasehold estates conveyed under each of the Leases, free and clear of all Encumbrances or other rights of occupancy or use for all or any portion of any of the Leased Properties, options, covenants, conditions, restrictions, rights of way, easements, encroachments (onto or by improvements on such Properties) and any other matters affecting title, and the Sellers are in exclusive possession of the property described thereunder with respect thereto. Each of the Leases is valid and in full force and effect and is binding and enforceable in accordance with its terms, and neither the Sellers nor any other party to any such Leases (including, without limitation, any guarantor of the Sellers' obligations thereunder) is in default under any of such Leases. Except as provided on Schedule 2.13(b) hereto, none of the Leased Properties is leased, sublet or assigned to any Person.

         (c) The Datacenters and the Improvements made under any of the Leases, conforms in all material respects with the applicable Leases and all applicable Laws. All such Improvements are in good condition and repair, reasonable wear and tear excepted, and are sufficient for the operation of the Sellers' Business on the applicable Leased Properties.

         (d) The Sellers have the right to quiet enjoyment of each of the Leased Properties for the full term, including all renewal rights, of each of the Leases or similar agreements relating thereto. The Sellers have not received any written notice of any proposed, planned or actual curtailment of service of any utility supplied to any of the Datacenters. Such public utilities are all connected pursuant to valid permits, are all in good working order and are adequate to service the operations of the Datacenters as currently conducted and permit full compliance with all requirements of applicable Laws. The Sellers have not received written notice of any pending, threatened or contemplated action to take by eminent domain or otherwise to condemn any part of the Leased Properties.

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         (e) Schedule 2.13(e) hereto sets forth a true and complete list of all contractors, subcontractors, materialmen and consultants (collectively, the "Providers") who, within the eight (8) months preceding the date hereof, have provided any services or materials in connection with any work, changes, improvements, additions, repairs, installations or other alterations to any of the Leased Properties (the "Alterations") made by, or on behalf of, the Sellers in respect of any of the Leased Properties. All payments due and owing to the Providers for the Alterations have been paid in full by the Sellers, and the Sellers have provided the Purchaser with a copy of each release and satisfaction of lien received by the Sellers from each of the Providers in respect of such payments.

         2.14. Environmental Matters. Except as disclosed on Schedule 2.14 hereto:

         (a) Compliance; No Liability. The Sellers have operated the Business and each of the Leased Properties in compliance with all laws, statutes, regulations, rules or orders that relate to or otherwise impose Liability or a standard of conduct concerning the discharge, emission, storage, treatment, transportation, handling, release, threatened release, or disposal of Hazardous Materials (as defined below), including, but not limited to, the Air Pollution Control Act, as amended, the Federal Water Pollution Control Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, and any other similar foreign, federal, state or local statutes (collectively, "Environmental Laws"). The Sellers are not subject to any liability, penalty or expense (including legal fees), and the Purchaser will not suffer or incur any loss, liability, penalty or expense (including legal fees) by virtue of any violation of any Environmental Law by the Sellers on or in respect of any of the Leased Properties occurring at or prior to the Closing or any environmental activity conducted by the Sellers on or with respect to any of the Leased Properties at or prior to the Closing. Within the last three (3) years, the Sellers have not received any notice or order from any Governmental Authority advising it that the Seller, in connection with the Business, is responsible for or a potentially responsible party for remediation or paying for the cost of investigation or remediation of any Hazardous Materials, nor has any of the Sellers entered into any agreement pertaining thereto. "Hazardous Materials" means any pollutant, contaminant, hazardous, radioactive or toxic substance, material, constituent or waste, or any other waste, substance, chemical or material regulated under any Environmental Law, including (i) petroleum, crude oil and any fractions thereof,
(ii) natural gas, synthetic gas and any mixtures thereof, (iii) asbestos and/or asbestos-containing materials, (iv) radon and (v) polychlorinated biphenyls ("PCBs"), or materials or fluids containing PCBs.

         (b) Treatment; CERCLIS. The Sellers have not treated, stored, generated, recycled or disposed of any Hazardous Materials on any of the Leased Properties, and no other Person, to each of the Seller's knowledge or the Stockholders' knowledge, has treated, stored, recycled or disposed of any Hazardous Materials on any part of the Leased Properties. There has been no release by the Sellers of any Hazardous Materials at, on or under any of the Leased Properties. The Sellers have not transported any Hazardous Materials or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 6901 et seq., as amended ("Superfund"), or the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any other location that is the subject of Federal, state or local enforcement action or other investigation that may lead to claims against the Sellers for cleanup costs, remedial action, damages to natural resources, to other property or for personal injury including claims under Superfund. None of the Leased Properties is listed or, to the knowledge of the Sellers or the Stockholders' knowledge (without due inquiry), proposed for listing on the National Priorities List pursuant to Superfund, CERCLIS or any state or local list of sites requiring investigation or cleanup.

         (c) Notices; Existing Claims; Certain Hazardous Materials. The Sellers have not received any request for information, notice of claim, demand or other notification that it is or may be potentially responsible with respect to any investigation, abatement or cleanup of any threatened or actual release of any Hazardous Materials. Except as set forth on Schedule 2.14(c) hereto, the Sellers have not transported any Hazardous Materials for recycling, treatment, disposal, other handling or otherwise to any of the Leased Properties.

         2.15. Customer Relations. There exists no condition or state of facts or circumstances involving the Sellers' customers, any customers or partners of the Sellers' customers, suppliers, distributors or representatives in connection with any of the Datacenters, including KMC, Qwest Communications International Inc., MSN or AOL Time Warner, that the Sellers can reasonably foresee could materially adversely affect the Business or the Purchased Assets after the Closing Date.

         2.16. Insurance. The Purchaser has been provided with a copy of each insurance policy for the last three (3) years as to which the Sellers are the owner, insured or beneficiary, whether on an "occurrence" or a "claims made" basis, together with a summary of such policies and copies of certificates of insurance executed by each insurer or its authorized agent evidencing such insurance.

         2.17. Books and Records. The Sellers have made and kept Books and Records that, in reasonable detail, accurately reflect the activities and business affairs of the Sellers in all material respects.

         2.18. Finders' Fees. Neither the Seller, nor any of its officers, directors or employees, including the Stockholders, have employed any broker or finder or incurred any liability for any brokerage fee, commission or finders' fee in connection with any of the transactions contemplated hereby or by any of the Transaction Documents.

         2.19. Accuracy of Information Furnished. No representation or warranty by the Sellers or the Stockholders contained in this Agreement, including the Schedules hereto, and no statement contained in any certificate or other document furnished or to be furnished by or on behalf of the Sellers or the Stockholders at the Closing contains or will contain as of the date such representation and warranty is made or such Schedule or certificate is delivered any untrue statement of a material fact or omits or will omit to state as of the date such representation or warranty is made or such Schedule or certificate is delivered any material fact that is necessary to make the statements contained herein or therein not misleading.

                                  ARTICLE III.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser hereby represents and warrants to the Sellers as follows:

         3.1. Due Organization and Qualification. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. The Purchaser has all corporate power and authority to carry on its business as now conducted.

         3.2. Power and Authority. The Purchaser has the requisite corporate power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder. The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and is, or will be, the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect generally affecting the enforcement of creditors' rights, specific performance, injunctive or other equitable remedies. When executed and delivered by the Purchaser at the Closing, each of the Transaction Documents will be the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect generally affecting the enforcement of creditors' rights, specific performance, injunctive or other equitable remedies.

         3.3. No Breach; Consents. Neither the execution and delivery of any of the Transaction Documents to which the Purchaser is or is to become a party, the consummation of the transactions contemplated hereby or thereby nor the compliance with or fulfillment of the terms, conditions or provisions hereof or thereof by the Purchaser will: (i) contravene any of the Governing Documents of the Purchaser; or (ii) violate any Law or violate any judgment or order of any Governmental Authority to which the Purchaser is subject. No consent, approval or authorization of, or registration or filing with, any person or entity or Governmental Authority is required in connection with the execution and delivery by the Purchaser of the Transaction Documents to which the Purchaser is or is to become a party pursuant to the provisions hereof or the consummation by the Purchaser of the transactions contemplated hereby or thereby.

         3.4. Litigation. Except as set forth on Schedule 3.4 hereto, there are no suits or actions, administrative, arbitration or other proceedings or governmental investigations pending or, to Purchaser's knowledge, threatened against or affecting any of the transactions contemplated by any of the Transaction Documents. There are no judgments, orders, injunctions, decrees or awards against the Purchaser that are not satisfied or remain outstanding and that would prohibit the execution and delivery of any of the Transaction Documents.

         3.5. Finders' Fees. Neither the Purchaser nor any of its officers, directors or employees has employed or dealt with any broker or finder or incurred any liability for any brokerage fee, commission or finders' fee in connection with any of the transactions contemplated hereby.

                                   ARTICLE IV.
                                CERTAIN COVENANTS

         4.1. Conduct of Business Pending Closing. From and after the date hereof and until the Closing Date or earlier termination hereof, unless the Purchaser shall have otherwise consented in writing, the Sellers shall, and the Stockholders shall cause the Sellers to, conduct its affairs as follows:

         (a) Ordinary Course; Compliance. The Sellers shall use its best efforts to conduct the Business only in the ordinary course and consistent with past practice and shall not take any action inconsistent therewith. The Sellers shall, in accordance with good business practice, maintain the Purchased Assets in good condition in their current state of repair, excepting normal wear and tear, make scheduled payments in accordance with the terms of the Assumed Liabilities and shall comply in a timely fashion with the provisions of the Leases and all of the Assumed Colocation Agreements and any of its other agreements and commitments in respect of the Business. The Sellers shall keep available the services of certain of its present employees at the Datacenters and employ its best efforts consistent with past practices to preserve intact the relationships and the goodwill of its suppliers, customers and others having business relations with it in connection with the Datacenters. The Sellers shall allow, at the Purchaser's expense, certain personnel selected by the Purchaser to prepare the operations of the Datacenters by the Purchaser after the Closing. The Sellers shall maintain in full force and effect its policies of insurance, subject only to variations required by the ordinary operations of the Business, or else shall obtain, prior to the lapse of any such policy, substantially similar coverage with insurers of recognized standing.

         (b) Transactions. The Sellers shall not: (i) sell, transfer or otherwise dispose of any of the Purchased Assets; (ii) enter into any contract or commitment, or modify or amend any of its existing contracts, other than in the ordinary course of business, that will survive the Closing or otherwise materially affect the use, operation or enjoyment of the Purchased Assets after the Closing; (iii) enter into any contract or commitment, the performance of which could be reasonably expected to extend the Closing Date; (iv) fail to pay, perform, discharge or satisfy, when due, any of the obligations set forth in clauses (i), (ii) and (iii) of Section 1.3 hereof; (v) incur or become subject to, nor agree to incur or become subject to any debt, obligation or liability, contingent or otherwise, except current liabilities and contractual obligations in the ordinary course of business, (vi) take any action or omit to take any action that could be reasonably expected to cause a breach or termination of any of the Leases or any of the Assumed Colocation Agreements; or (vii) take any other actions that could cause the representations and warranties in this Agreement not to be true in any material respect on the Closing Date.

         4.2. Access to and Inspection of the Purchased Assets; Books and
Records.

         (a) Access to and Inspection of the Purchased Assets. Each of the Sellers and the Stockholders covenants and agrees that from and after the date of the execution of this Agreement until the Closing or earlier termination of this Agreement, the Purchaser and its employees, contractors, agents and/or representatives (including accountants, attorneys, environmental consultants and engineers) (collectively, the "Purchaser's Representatives") may enter upon any portion of the Datacenters or the Leased Properties from time to time during reasonable business hours, or otherwise at a time agreed to by the Seller, without any disruption of the normal conduct of the Business, and upon reasonable notice to the Seller, for the purpose of inspections, making surveys and testing, and examination of title and operating condition of the Purchased Assets and the Leased Properties and showing the Datacenters to prospective customers. The Sellers shall similarly make available to the Purchaser's Representatives all of the properties, books, contracts, commitments, records, officers, personnel, accountants (including independent public accountants and their workpapers) and current customers of the Sellers in respect of the Purchased Assets or the Leased Properties, and shall furnish the Purchaser all such documents and copies of documents and all information with respect to the Purchased Assets and Leased Properties as the Purchaser may reasonably request.

         (b) Books and Records. The Sellers covenant and agree that, from and after the date of the execution of this Agreement until the Closing or earlier termination of this Agreement, the Sellers shall make available to the Purchaser's Representatives all financial statements, trial balances, accounts receivable and accounts payable records, and fixed asset details for a period of three (3) fiscal years prior to the Closing Date, including all documents necessary for the Purchaser's accountants to conduct an audit for such time period (the "Financial Statements"). The Purchaser shall have the right to have audited financial statements prepared at Purchaser's cost and the Sellers shall cooperate and assist Purchaser in preparing such audited financial statements, including executing any documents required by the auditors. The Sellers shall not destroy or dispose of any books, records or files relating to the Business or the Purchased Assets to the extent that they pertain to the Business of the Sellers prior to the Closing Date for a period of three (3) years from the Closing Date or for the applicable statute of limitations for any tax liability.

         4.3. Acquisition Proposals. The Sellers and the Stockholders shall not (nor shall they permit any of their affiliates to) directly or indirectly, solicit, initiate or encourage any inquiries or the making of any proposals from, engage or participate in any negotiations or discussions with, provide any confidential information or data to, or enter into (or authorize) any agreement or agreement in principle with any person or announce any intention to do any of the foregoing, with respect to any offer or proposal to acquire all or any part of the Purchased Assets, whether by merger, purchase of capital stock or assets or otherwise.

         4.4. Fulfillment of Agreements. The Purchaser, the Stockholders and the Sellers shall each use reasonable best efforts to cause all of those conditions to the obligations of the other under Article V hereof that are not beyond his or its reasonable control to be satisfied on or prior to the Closing and shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Transaction Documents. Without limiting the foregoing, each of the Sellers and the Stockholders shall, prior to the Closing, use reasonable best efforts to obtain from each of the Landlords a Landlord's Consent and an estoppel certificate (the "Estoppel Certificate") and any other consents (including the consent to the assignment of the KMC Agreements) necessary to effectuate the Closing.

         4.5. Certain Transitional Matters. Each of the Sellers and the Stockholders shall cooperate with and assist the Purchaser (at the Purchaser's cost) and the Purchaser's Representatives in order to provide, to the extent reasonably requested by the Purchaser, an efficient transfer of control of the Business and the Purchased Assets and to avoid any undue interruption in the activities and operations of the Business following the Closing Date, including, without limitation: (i) sufficient notification, in a form approved by the Purchaser, prior to the Closing, to all of the Datacenters customers (the "Customers Notice") by the Sellers of this Agreement and the transactions contemplated hereby, which notice shall instruct such customers to make all payments, subject to and following the Closing, directly to the order of the Purchaser and (ii) assistance with any attempts made by the Purchaser to hire any of the Datacenters employees; provided, however, that, in no event shall the Purchaser be obligated to hire any of such employees after the Closing. In that regard, the Sellers and the Stockholders shall each use reasonable best efforts to ensure that all of the Assumed Colocation Agreements, including the KMC Agreements, and any rights under all warranties, representations and guaranties, including those made by any of the Providers, under terms no less favorable than those existing as of the date hereof, are properly assigned to the Purchaser by the Closing. The Sellers shall notify the Purchaser immediately of any default or breach, or any alleged default or breach by the Sellers or any counterparty under the Leases or any of the Assumed Colocation Agreements. The Sellers also shall not hire or obtain the services of any of the Providers to perform any Alterations. To the extent that any Encumbrance in respect of Alterations exists at any time from the date hereof until the Closing, the Sellers shall obtain an appropriate release and satisfaction of lien, reasonably satisfactory to the Purchaser (the "Releases"). To the extent that any Commissions are due or will become due relating to the Business, Purchased Assets or Assumed Colocation Agreements, the Sellers shall obtain an appropriate release, reasonably satisfactory to the Purchaser (the "Commission Releases").

         4.6. Retained Liabilities. From and after the Closing, the Sellers shall promptly pay, perform, discharge or satisfy, when due, all of the Retained Liabilities.

         4.7. Covenant Against Competition and Disclosure. The Sellers shall not directly or indirectly: (i) for the period after the Closing Date through March 31, 2006, control (as hereinafter defined) the operation of any colocation facility within a one hundred (100) mile radius, measured by automobile, of any colocation facility owned and controlled, directly or indirectly, by the Purchaser on the Closing Date, as set forth on Schedule 4.7 hereto; or (ii) disclose to anyone, or use in competition with the Purchaser, any information with respect to any confidential or secret aspect of the operations of the Business. Each of the Sellers acknowledge that the remedy at law for breach of the provisions of this Section 4.7 will be inadequate and that, in addition to any other remedy the Purchaser may have, they will be entitled to an injunction restraining any such breach or threatened breach, without any bond or other security being required. If any court construes the covenant in this Section 4.7 or any part thereof, to be unenforceable because of its duration or the area covered thereby, the court shall have the power to reduce the duration or area to the extent necessary so that such provision is enforceable. Until the second
(2nd) anniversary of the Closing Date, the Sellers shall not directly or indirectly solicit or offer employment to any person who is then an employee of the Purchaser or was an employee of the Purchaser at any time after the Closing to engage in any business similar to or in competition with the business of the Sellers as it has been conducted prior to Closing. As used herein, the term "control" shall mean, directly or indirectly, either voting or operational management authority sufficient to determine the conduct of a business, or the right to make financial, booking and/or personnel decisions for the business. The ownership of fifty percent (50%) of the equity of a corporation or fifty percent (50%) of an interest in a partnership shall be deemed control, with or without any operational or any other authority.

         4.8. Lease Assignment; New Lease; Performance of Lease Obligations. On or before the Closing, each of the Sellers shall use its reasonable best efforts to obtain, with respect to each Lease, a Landlord's Consent in connection with an assignment of such Lease to Purchaser or its designee, on terms no less favorable than each of such Leases, including the form, amount and burndown of the security deposit, and reasonably satisfactory to the Purchaser (each, a "Lease Assignment" and collectively, the "Lease Assignments"); provided, however, that, in the event that the Sellers shall not be able to obtain a Lease Assignment for any of the Leases, the Purchaser, the Stockholders and the Sellers each shall, with respect to such Lease, use his or its reasonable best efforts to effect a new lease agreement between the Purchaser, or its designee, and the Landlord under such Lease, on terms no less favorable than such Lease and on such terms acceptable to the Purchaser in its sole and absolute discretion (a "New Lease"). Prior to and up until the Closing Date, the Sellers shall perform all of its obligations under the terms of the Leases. With respect to each Lease Assignment, from and after the Closing Date, the Purchaser, or its designee, shall perform all of the obligations of the Sellers under the terms of the applicable Lease, and the Purchaser, or its designee, shall use its reasonable best efforts to remove the Sellers from any post-Closing obligations under the Leases.

         4.9. Supplemental Disclosure. The Sellers agree that, with respect to their representations and warranties made in this Agreement, they will have a continuing obligation to promptly provide detailed disclosure to the Purchaser with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement and on the Closing Date, would have been required to be set forth or described in the Schedules hereto; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of the Sellers or the schedules herein, unless the Purchaser shall have consented thereto in writing. Within five (5) days before the Closing, the Sellers shall provide to the Purchaser updated information regarding the Revenues and Expenses as of the last day of the month preceding the Closing (the "Updated Revenues and Expenses"), which shall have been prepared in accordance with GAAP.

         4.10. Receipt of Accounts Receivables. Prior to the Closing, the Sellers shall make all arrangements, including providing the Customers Notice and executing a power of attorney, necessary to ensure that the Purchaser, after the Closing Date, will receive all of the Accounts Receivable; provided, however, that, upon receipt thereof, the Purchaser shall, in turn, remit payment thereof to the Seller; and provided, further, that although the Purchaser shall use commercially reasonable efforts to collect the Accounts Receivable, the Purchaser shall not, under no circumstances, be liable for any non-collection by the Purchaser or the Sellers of such Accounts Receivable. Within one (1) day before the Closing, the Sellers shall provide to the Purchaser an aged schedule of the accounts receivable as of such date (the "Updated Accounts Receivable").

         4.11. Further Assurances. The Purchaser, the Stockholders and the Sellers hereby agree to execute and deliver at the Closing, such other documents, certificates, agreements and other writings and to take such other actions, including obtaining assignments (and consents thereto) of the Assumed Colocation Agreements, each on terms no less favorable than those existing as of the date hereof, and consents, as may be necessary or reasonably desirable, to consummate the transactions contemplated hereby.

                                   ARTICLE V.
                       CONDITIONS TO CLOSING; TERMINATION

         5.1. Conditions of Purchaser's Obligation to Close. The obligation of the Purchaser to close under this Agreement is subject to the satisfaction of the following conditions, any of which may be waived by the Purchaser in writing at or prior to the Closing:

         (a) Due Diligence. The Purchaser shall have completed by October 25, 2002, to its satisfaction, its business, legal, tax and accounting due diligence.

         (b) Financing. The Purchaser shall have obtained financing on terms satisfactory to Purchaser in an amount sufficient to consummate the transaction contemplated by this Agreement.

         (c) Agreements and Conditions. On or before the Closing Date, the Sellers shall have complied with and duly performed in all material respects all agreements, covenants and conditions on its part to be complied with and performed pursuant to or in connection with this Agreement on or before the Closing Date.

         (d) Representations and Warranties. The representations and warranties of the Sellers contained in this Agreement, or otherwise made in connection with the transactions contemplated hereby, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that contain materiality or knowledge standards or qualifications, which representations and warranties shall be true in all respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except as they may specifically relate to another date).

         (e) No Legal Proceedings. No court or governmental action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby, and on the Closing Date there will be no court or governmental actions or proceedings pending or threatened against or affecting Sellers that involve a demand for any judgment or liability, whether or not covered by insurance, and that may result in any material adverse change in the Business or any of the Purchased Assets.

         (f) Absence of Material Changes. The Sellers shall have not suffered any material adverse change in the Business or any of the Purchased Assets since May 31, 2002.

         (g) Certificate. The Purchaser shall have received a certificate dated the Closing Date and executed by the Stockholders and an authorized officer of Sellers to the effect that the conditions expressed in Sections 5.1(c), 5.1(d), 5.1(e) and 5.1(f) have been fulfilled.

         (h) Consents. The Purchaser shall have obtained the assignments of the Assumed Colocation Agreements ("Assignments of the Assumed Colocation Agreements") and shall have received all consents necessary to effectuate this Agreement (including the consent to the assignment of the KMC Agreements) and to consummate the transactions contemplated hereby.

         (i) Lease Assignment; New Lease. The Sellers shall have obtained, in respect of each of the Leases, the applicable Lease Assignment and Estoppel Certificate or the Purchaser shall have executed a New Lease(s), as applicable.

         (j) Releases; Commission Releases. The Sellers shall have received all of the Releases and the Commission Releases.

         (k) Opinion of Counsel. The Sellers shall have furnished to the Purchaser an opinion of counsel for the Seller, dated as f the Closing Date, in form and substance reasonably satisfactory to the Purchaser.

         (l) Bills of Sale. The Purchaser shall have received such bills of sale, assignments and other documents, in form and substance reasonably satisfactory to the Purchaser, providing for the transfer or conveyance of the Purchased Assets to the Purchaser.

         (m) Updated Revenues and Expenses. The Purchaser shall have received a copy of the Updated Revenues and Expenses from the Seller, which shall not reflect a material decrease from the Revenues or a material increase from the Expenses.

         (n) Receipt of Accounts Receivable. The Purchaser shall have received the Updated Accounts Receivable and the Sellers shall have made appropriate arrangements, in accordance with Section 4.5 hereof, to ensure that the Purchaser will receive the Accounts Receivable on behalf of the Sellers after the Closing.

         (o) Financial Statements. The Purchaser shall have received the Financial Statements.

         (p) Closing Deliveries. The Purchaser shall have received at or prior to the Closing all documents set forth in this Section 5.1 and such other documents, instruments, or certificates as the Purchaser may reasonably request, including, without limitation, a certificate signed by an authorized representative of the Sellers attesting to the authenticity of the resolutions authorizing the transactions contemplated by this Agreement.

         (q) Releases and Commission Releases. The Purchaser shall have received the Releases and the Commission Releases.

         5.2. Conditions of the Sellers' Obligation to Close. The obligation of the Sellers to close under this Agreement is subject to the following conditions any of which may be waived by the Sellers in writing at or prior to the Closing:

         (a) Agreements and Conditions. On or before the Closing Date, the Purchaser shall have complied with and duly performed in all material respects all agreements, covenants and conditions on its part to be complied with and performed pursuant to or in connection with this Agreement on or before the Closing Date.

         (b) Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that contain materiality or knowledge standards or qualifications, which representations and warranties shall be true in all respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except as they may specifically relate to another date).

         (c) No Legal Proceedings. No court or governmental action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby.

         (d) Closing Certificate. The Sellers shall have received a certificate dated the Closing Date and executed by authorized officers of the Purchaser to the effect that the conditions contained in Sections 5.2(a), 5.2(b) and 5.2(c) have been fulfilled.

         (e) Assumption. The Sellers shall have received such assumption agreements and/or other documents, in form and substance reasonably satisfactory to the Seller, providing for the assumption by the Purchase of the Assumed Liabilities.

         (f) Consents. The Sellers shall have received all consents necessary to effectuate this Agreement and to consummate the transactions contemplated hereby, unless the Purchaser shall have waived this condition, including, without limitation, the consents necessary to effect an assignment of all of the Assumed Colocation Agreements.

         (g) Closing Deliveries. The Sellers shall have received at or prior to the Closing all documents set forth in this Section 5.2 and such other documents, instruments, or certificates as the Sellers may reasonably request, including, without limitation, a certificate signed by authorized representatives of the Purchaser attesting to the authenticity of the resolutions authorizing the transactions contemplated by this Agreement.



                                   ARTICLE VI.
                                   TERMINATION

         6.1.     Termination.

         This Agreement may be terminated at any time prior to Closing:

         (a) at any time by the mutual consent in writing of the parties hereto;

         (b) by the Sellers or the Purchaser in writing if the Closing shall not have occurred by November 30, 2002, but only if the Closing shall not have occurred for a reason other than the breach by such terminating party of any of its representations, warranties, covenants or agreements contained herein;

         (c) at any time by the Purchaser in writing upon a material breach of any of the representations, warranties, covenants or agreements of the Sellers contained in this Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 6.1(c) shall only be available to the Purchaser after the Sellers have received written notice of such breach and has been given a reasonable opportunity (of not less than ten (10) days) to sure (to the extent curable) the same; or

         (d) at any time by the Sellers in writing upon a material breach of any of the representations, warranties, covenants or agreements of the Purchaser contained in this Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 6.1(d) shall only be available to the Sellers after the Purchaser has received written notice of such breach and has been given a reasonable opportunity (of not less than ten (10) days) to sure (to the extent curable) the same.

         In the event of termination of this Agreement by the Sellers or the Purchaser prior to the Closing as set forth above, this Agreement shall forthwith terminate and there shall be no liability on the part of the Sellers or the Purchaser; provided, however, that no party shall be relieved of any loss, damage or liability occurring or sustained as a result of a termination following such party's material breach of any representation, warranty, covenant or agreement contained in this Agreement. Notwithstanding any termination of this Agreement, the provisions of this Section 6 and Section 8 hereof shall survive.


                                  ARTICLE VII.
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION


         7.1. Survival of Representations. The representations and warranties of the Sellers in this Agreement or in any document delivered pursuant hereto shall survive the Closing Date for a period of three (3) years, and shall then terminate; provided, however, that (i) any such representation and warranty shall survive the time it would otherwise terminate only with respect to claims of which notice has been given as provided in this Agreement prior to such termination and (ii) such time limitation shall not apply to the representations and warranties set forth in Sections 2.2 (Power and Authority), 2.5 (Condition of Assets; Business; Title), 2.11 (Taxes), 2.14 (Environmental Matters), 2.18 (Finders' Fee), 3.2 (Power and Authority) and 3.5 (Finder's Fee) hereof, which shall survive until the expiration of the applicable statute of limitations.

         7.2. Indemnitors; Indemnified Persons. For purposes of this Section 7, each party that, pursuant to this Section 7, shall agree to indemnify any other person or entity shall be referred to, as applicable, as the "Indemnitor", and each such person and entity who is entitled to be indemnified by any Indemnitor shall be referred to as the "Indemnified Person" with respect to such Indemnitor.

         7.3. Indemnity of Seller. Subject to Section 7.1 hereof, the Sellers and the Stockholders hereby agree to defend, indemnify, hold harmless and reimburse the Purchaser and its affiliates, directors, officers, agents, consultants, successors and employees from and against any and all claims, liabilities, losses, damages and expenses incurred by such Indemnified Persons (including reasonable attorneys' fees and disbursements) that shall be caused by or related to or shall arise out of: (a) any breach (or alleged breach in connection with a claim asserted by a third party) of any representation or warranty of the Sellers or the Stockholders, as applicable, contained in this Agreement and in any certificate delivered by the Sellers or the Stockholders, as applicable, pursuant hereto; (b) any breach of any covenant or agreement of the Sellers or the Stockholders, as applicable, contained in this Agreement; and
(c) any failure by the Sellers or the Stockholders, as applicable, to satisfy the Retained Liabilities and the operation of the Business prior to the Closing, and shall reimburse such Indemnified Persons for all costs and expenses (including reasonable attorneys' fees and disbursements) as they shall be incurred, in connection with paying, investigating, preparing for or defending any action, claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, that shall be caused by or related to or shall arise out of such breach (or alleged breach in connection with a claim asserted by a third party), whether or not any such Indemnified Person shall be named as a party thereto and whether or not any liability shall result therefrom. The Sellers and the Stockholders further agree that he or it shall not, without the prior written consent of the Purchaser settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent shall include an unconditional release of each Indemnified Person under this Section 7.3 from all liability arising out of such claim, action, suit or proceeding.

         7.4. Indemnity of Purchaser. Subject to Section 7.1 hereof, the Purchaser hereby agrees to defend, indemnify, hold harmless and reimburse the Sellers and its affiliates, directors, officers, agents, consultants, successors and employees, including the Stockholders, from and against any and all claims, liabilities, losses, damages and expenses incurred by them (including reasonable attorneys' fees and disbursements) that shall be caused by or related to or shall arise out of: (a) any breach (or alleged breach in connection with a claim asserted by a third party) of any representation or warranty of the Purchaser contained in this Agreement; (b) any breach of any covenant or agreement of the Purchaser contained in this Agreement and in any certificate delivered by Purchaser and/or Parent pursuant hereto; and (c) any failure by the Purchaser to satisfy the Assumed Liabilities and the operation of the Business after the Closing, and shall reimburse such Indemnified Persons for all costs and expenses (including reasonable attorneys' fees and disbursements) as shall be incurred, in connection with paying, investigating, preparing for or defending any action, claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, that shall be caused by or related to or shall arise out of such breach (or alleged breach in connection with a claim asserted by a third party), whether or not such Indemnified Persons shall be named as a party thereto and whether or not any liability shall result therefrom. The Purchaser further agrees that it shall not, without the prior written consent of the Sellers or the Stockholders settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent shall include an unconditional release of each Indemnified Person under this Section 7.4 from all liability arising out of such claim, action, suit or proceeding.

         7.5. Procedures for Indemnification; Defense. Promptly after receipt by an Indemnified Person of notice of the commencement of any action or proceeding with respect to which indemnification may be sought hereunder, such Indemnified Person shall notify the Indemnitor of the commencement of such action or proceeding; provided, however, that failure to so notify the Indemnitor shall not relieve the Indemnitor from any liability that the Indemnitor may have hereunder or otherwise, unless the Indemnitor shall be materially prejudiced by such failure. If the Indemnitor shall so elect, the Indemnitor shall assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall pay the fees and disbursements of such counsel. In the event, however, that such Indemnified Person shall reasonably determine in its judgment that having common counsel would present such counsel with a conflict of interest or alternative defenses shall be available to an Indemnified Person or if the Indemnitor shall fail to assume the defense of the action or proceeding in a timely manner, then such Indemnified Person may employ separate counsel to represent or defend it in any such action or proceeding and the Indemnitor shall pay the reasonable fees and disbursements of such counsel; provided, however, that the Indemnitor shall not be required to pay the fees and disbursements of more than one (1) separate counsel for all Indemnified Persons in any jurisdiction in any single action or proceeding. In any action or proceeding the defense of which the Indemnitor shall assume, the Indemnified Person shall have the right to participate in (but not control) such litigation and to retain its own counsel at such Indemnified Person's own expense except as otherwise provided above in this Section 7.5, so long as such participation does not interfere with the Indemnitor's control of such litigation.

         7.6. Limitation on Indemnification. Notwithstanding any provision of this Section 7 to the contrary, no Indemnified Person shall be entitled to assert any claim for indemnification in respect of claims for breach of representations or warranties under each of Sections 7.3(a) and 7.4(a) hereof until such time as claims for indemnification thereunder shall exceed $5,000; provided, however, that the dollar amount of such indemnification obligations may not exceed, in the aggregate, the amount of the Purchase Price to the extent actually paid (the "Claims Limitation"), unless the Indemnitor shall have provided information to the Purchaser or the Seller, as the case may be, in connection herewith, or made representations or warranties hereunder, that, in either case, were fraudulent or made in bad faith, in which event the Claims Limitation shall not apply; and provided, further, that the Purchaser's post-Closing obligations under Section 4.10 hereof shall not be subject to the provisions of this Section 7.

         7.7. Exclusive Remedy. Each of the Purchaser, the Stockholders and the Sellers hereby acknowledges and agrees that, from and after the Closing that (absent fraud and subject to applicable Law), his or its sole exclusive remedy (at law or equity) with respect to any and all claims against the other party shall be made pursuant to the indemnification provisions set forth in this
Section 7.




                                  ARTICLE VIII.
                                  MISCELLANEOUS

         8.1. Costs and Expenses. The Purchaser and the Sellers shall each pay their respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including, without limitation, all fees and expenses of agents, representatives, counsel, brokers or finders and accountants. All transfer taxes incurred as a result of the transfer of the Purchased Assets shall be paid by the Seller.

         8.2. Further Assurances. Each party shall, at any time and from time to time on and after the Closing Date, upon request by the other party and without further consideration, take or cause to be taken such actions and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments, documents, transfers, conveyances and assurances as may be required or desirable for the better conveying, transferring, assigning, delivering, assuring and confirming the Purchased Assets to the requesting party.

         8.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or by facsimile transmission, when telexed, or upon receipt when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to the Purchaser, to:

                           Access Integrated Technologies, Inc.
                           55 Madison Avenue, Suite 300
                           Morristown, NJ  07960
                           Telecopy: (973) 290-0081
                           Attention: General Counsel

                  with a copy to:

                           Kirkpatrick & Lockhart LLP
                           599 Lexington Avenue
                           New York, NY  10022-6030
                           Telecopy: (212) 536-3901
                           Attention: Warren H. Colodner

         (b) if to the Seller or Sellers, to:

                           R.E. Stafford, Inc. d/b/a ColoSolutions P.O. Box 411570 Melbourne FL 32941-1570

                           Colo Solutions Global Services, Inc.
                           P.O. Box 411570
                           Melbourne FL 32941-1570

          (c) if to the Stockholders, to:

                           Ronald E. Stafford
                           560 Hawksbill Island Drive
                           Satellite Beach, Florida 32937

                           Scott Wilmont
                           6972 Willow Court
                           Melbourne FL 32940

         Any party hereto may change the address to which notice to it, or copies thereof, shall be addressed, by giving notice thereof to the other parties hereto in conformity with the foregoing.

         8.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such jurisdiction

         8.5. Transferability. This Agreement and all the rights and powers granted hereby shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and the rights, interests and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto, except that the Purchaser may make such assignments to any affiliate of the Purchaser, provided, that the Purchaser remains liable hereunder.

         8.6. Amendment and Waiver. To be effective, any amendment or waiver under this Agreement must be in writing and be signed by the party against whom enforcement of the same is sought. Neither the failure of any party hereto to exercise any right, power or remedy provided under this Agreement or to insist upon compliance by any other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance.

         8.7. Entire Agreement. This Agreement and the Schedules and Exhibits hereto set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior or contemporaneous agreements and understandings, negotiations, inducements or conditions, express or implied, oral or written.

         8.8. Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any rule of Law in any particular respect or under any particular circumstances, such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         8.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.

         8.10. No Third-Party Beneficiaries.

         This Agreement is not intended, and shall not be deemed, to confer upon or give any Person (including, without limitation, any past or current employee of the Business), except the parties hereto (and, with respect to Article VII hereof, the Indemnitor and the Indemnified Person) and their respective successors and permitted assigns any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                               PURCHASER:

                               ACCESS INTEGRATED TECHNOLOGIES, INC.

                               By: /s/ A. Dale Mayo
                                  ---------------------------------
                                  Name: A. Dale Mayo
                                  Title: President

                               STOCKHOLDERS:

                               RONALD STAFFORD

                               By: /s/ Ronald Stafford
                                  ---------------------------------
                                  Ronald Stafford

                               SCOTT WILMONT

                               By: /s/ Scott Wilmont
                                  ---------------------------------
                                  Scott Wilmont

                               SELLERS:

                               R.E. STAFFORD, INC. D/B/A COLOSOLUTIONS

                               By: /s/ Ronald Stafford
                                  ---------------------------------
                                  Name: Ronald Stafford
                                  Title:

                               R.E. STAFFORD, INC. D/B/A COLOSOLUTIONS

                               By: /s/ Scott Wilmont
                                  ---------------------------------
                                  Name: Scott Wilmont
                                  Title:

                               COLO SOLUTIONS GLOBAL SERVICES, INC.

                               By: /s/ Ronald Stafford
                                  ---------------------------------
                               Name: Ronald Stafford
                               Title: